                                                                    Exhibit 10.4

                                ENDORSEMENT NO. 4

                         Attached to and made a part of
                            AGREEMENT OF REINSURANCE
                                    NO. 9034
                                     between
                         PHILADELPHIA INDEMNITY COMPANY
                         PHILADELPHIA INSURANCE COMPANY
               (herein collectively referred to as the "Company")
                                       and
                         GENERAL REINSURANCE CORPORATION
                     (herein referred to as the "Reinsurer")

IT IS MUTUALLY AGREED that, as respects new and renewal policies of the Company becoming effective at and after 12:01 A.M., January 1, 2006, and policies of the Company in force at 12:01 A.M., January 1, 2006, with respect to claims and losses resulting from Occurrences taking place at and after the aforesaid time and date, EXHIBIT A to this Agreement is amended as follows:

     I - SECTION 3 is amended to read:

"SECTION 3 - LIABILITY OF THE REINSURER

The Reinsurer shall pay to the Company, with respect to each Risk of the Company, the amount of Net Loss sustained by the Company in excess of the Company Retention but not exceeding the Limits of Liability of the Reinsurer as set forth in the Schedule of Reinsurance.

                             SCHEDULE OF REINSURANCE

                                        Limits of Liability of the Reinsurer
                                        ------------------------------------
                                                 FIRST         SECOND
Class of Business   Company Retention        EXCESS COVER   EXCESS COVER
-----------------   -----------------        ------------   ------------
Property Business       $2,000,000            $3,000,000     $5,000,000

The liability of the Reinsurer shall not exceed:

     (a) $6,000,000 under the First Excess Cover nor $10,000,000 under the Second Excess Cover with respect to all Net Loss on all Risks involved in one Occurrence.

     (b) $15,000,000 under the Second Excess Cover with respect to all Net Loss on all Risks involved in all Occurrences (including Extra Contractual Obligations) taking place during each Agreement Year. For purposes of this provision, upon a run off termination of this Exhibit the last

                         GENERAL REINSURANCE CORPORATION
                          A BERKSHIRE HATHAWAY COMPANY
          completed Agreement Year shall be combined with the remaining period that reinsurance is afforded under this Exhibit to constitute a single Agreement Year.

All insurance written under one or more policies of the Company against the same peril on the same Risk shall be combined, and the Company Retention and the Limits of Liability of the Reinsurer shall be determined on the basis of the sum of all insurance against the same peril and on the same Risk which is in force at the time of a claim or loss."

     II - Sub-paragraphs (a) and (b) in SECTION 4 - DEFINITIONS are amended to read:

     "(a) COMPANY RETENTION

          This term shall mean the amount the Company and its underlying facultative reinsurers shall retain for its own account; however, this requirement shall be satisfied if this amount is retained by the Company or its affiliated companies under common management or common ownership."

     "(b) NET LOSS

          This term shall mean all payments by the Company within the terms and limits of its policies in settlement of claims or losses, after deduction of salvage and other recoveries and after deduction of amounts due from all other reinsurance, except underlying facultative reinsurance and catastrophe reinsurance, whether collectible or not. This term shall include Adjustment Expense. If the Company becomes insolvent, this definition shall be modified to the extent set forth in the article entitled INSOLVENCY OF THE COMPANY.

          Notwithstanding the provisions of the article entitled MANAGEMENT OF CLAIMS AND LOSSES, this term shall also include 95% of Extra Contractual Obligations, provided that the Reinsurer is given written notice of circumstances which may result in an Extra Contractual Obligation within 36 months of the later of the termination date of this Exhibit or the termination of reinsurance on the policy under which the Extra Contractual Obligation arose.

          Nothing in this definition shall imply that losses are not recoverable hereunder until the Company's Net Loss has been finally ascertained."

     III - The first two lines of definition (e) RISK in SECTION 4 - DEFINITIONS are replaced by the following:

          "The Company shall establish what constitutes one Risk and shall make such determination based on the peril of fire at the time of acceptance, provided:"


                                       -2-
                         GENERAL REINSURANCE CORPORATION

     IV - Exclusion (v) in SECTION 5 - EXCLUSIONS is amended to read:

     "(v) Losses arising, directly or indirectly, out of loss of, alteration of, or damage to or a reduction in the functionality, availability or operation of a computer system, hardware, program, software, data, information repository, microchip, integrated circuit or similar device in computer equipment or non-computer equipment, whether the property of the policyholder of the Company or not, unless such loss arises out of physical damage occurring at the insured's premises as a result of the following perils to the extent that these perils are covered under this Exhibit: fire, lightning, explosion, windstorm or hail, smoke, aircraft or vehicles, riot or civil commotion, sprinkler leakage, sinkhole collapse, volcanic action, falling objects, weight of snow, ice or sleet, water damage, flood and/or earth movement. Nothing in this exclusion shall be construed to extend coverage under this Exhibit to any liability which would not have been covered in the absence of this exclusion;"

     V - SECTION 7 is amended to read:

"SECTION 7 - REINSURANCE PREMIUM

The Company shall pay to the Reinsurer:

     (a) For the First Excess Cover, 2.18% of the Company's Subject Earned Premium;

     (b) For the Second Excess Cover, 1.01% of the Company's Subject Earned Premium."

     VI - SECTION 6 is amended to read:

"SECTION 6 - OTHER REINSURANCE

The obligations of the Company to reinsure business falling within the scope of this Exhibit and of the Reinsurer to accept such reinsurance are mandatory and no other reinsurance (either facultative or treaty) is permitted, except as provided for below.

When the amount of insurance written by the Company on an individual Risk exceeds $15,000,000, the Company may purchase facultative excess of loss or share reinsurance for the excess amount on such Risk. The Company may also purchase facultative excess of loss reinsurance or facultative share reinsurance within the liability of the Reinsurer, if, in the underwriting judgment of the Company, the Reinsurer will be benefited thereby.

The Company may also purchase facultative excess of loss reinsurance within the Company Retention. In no event, however, shall the amount required with respect to the net Company Retention after such reinsurance be reduced to less than $500,000.

Recoveries from catastrophe reinsurance shall be deemed not to reduce the amount required with respect to the Company Retention."


                                       -3-
                         GENERAL REINSURANCE CORPORATION

IT IS FURTHER AGREED that, as respects Terrorism Occurrences taking place at and after 12:01 A.M., January 1, 2006, EXHIBIT B to this Agreement is hereby renewed subject to all its terms, conditions and limitations, except as modified below, for a period of one year. Accordingly:

     I  -  The first paragraph of SECTION 2 - TERM is amended to read:

"This Exhibit shall apply to new and renewal policies of the Company becoming effective at and after 12:01 A.M., January 1, 2006, and to policies of the Company in force at 12:01 A.M., January 1, 2006, with respect to claims and losses resulting from Terrorism Occurrences taking place at and after the aforesaid time and date, and prior to 12:01 A.M., January 1, 2007."

     II - The penultimate paragraph of SECTION 3 - LIABILITY OF THE REINSURER is replaced in its entirety by the following:

"The liability of the Reinsurer shall not exceed $8,000,000 with respect to all Net Loss and Adjustment Expenses combined arising out of all loss or damage directly or indirectly arising out of, caused by, or resulting from all Terrorism Occurrences taking place during each Agreement Year, regardless of any other cause or event contributing to such loss or damage in any way or at any time, or whether such loss or damage is accidental or intentional."

     III - The first two lines of definition (e) RISK in SECTION 4 - DEFINITIONS are replaced by the following:

          "The Company shall establish what constitutes one Risk and shall make such determination based on the peril of fire at the time of acceptance, provided:"

     IV - SECTION 6 is amended to read:

"SECTION 6 - REINSURANCE PREMIUM

The Company shall pay to the Reinsurer a flat reinsurance premium of $640,000 for the term of this Exhibit."

IN WITNESS WHEREOF, the parties hereto have caused this Endorsement to be executed


                                       -4-
                         GENERAL REINSURANCE CORPORATION
in duplicate,

this 9th day of August, 2006,

                                        PHILADELPHIA INDEMNITY COMPANY
                                        PHILADELPHIA INSURANCE COMPANY

                                        /s/ Christopher J. Maguire
                                        ----------------------------------------
                                        Christopher J. Maguire,
                                        Executive Vice President and Chief
                                        Underwriting Officer


Attest: /s/ William A. McKenna
        ------------------------------
        William A. McKenna
        Assistant Vice President
        Reinsurance

and this 28th day of June, 2006.

                                        GENERAL REINSURANCE CORPORATION


                                        /s/ Joan LaFrance
                                        ----------------------------------------
                                        Joan LaFrance,
                                        Vice President


Attest: /s/ Diane B. Hyland
        -----------------------------
        Diane B. Hyland,
        Assistant Vice President



                                       -5-
                                Endorsement No. 4
                               Agreement No. 9034
                         GENERAL REINSURANCE CORPORATION